UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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ACACIA RESEARCH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 6, 2009

Dear Stockholder:

You are cordially invited to attend Acacia Research Corporation's Annual Meeting of Stockholders to be held on Tuesday, May 19, 2009. The meeting will be held at 500 Newport Center Drive, 7th Floor, in Newport Beach, California, beginning at 10:00 a.m., local time.  The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describes the formal business to be conducted at the meeting, are attached and are also available at http://proxymaterial.acaciaresearch.com.

At this year's meeting, stockholders are being asked to:

(1)
elect two Class III directors to serve on our Board of Directors for a term of three years expiring upon the 2012 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

(2)	ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

(3)	transact such other business as may properly come before the meeting.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope. Returning your completed proxy will ensure your representation at the meeting.

We look forward to seeing you on May 19, 2009.

Sincerely,

/s/ Paul R. Ryan
Paul R. Ryan
Chairman and Chief Executive Officer

ACACIA RESEARCH CORPORATION
500 Newport Center Drive
Newport Beach, California 92660

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 19, 2009

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Acacia Research Corporation, a Delaware corporation, will be held on Tuesday, May 19, 2009, at 10:00 a.m., local time, at 500 Newport Center Drive, 7th Floor, Newport Beach, California 92660, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.
To elect two Class III directors to serve on our Board of Directors for a term of three years expiring upon the 2012 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

3.	To transact such other business as may properly come before the Annual Meeting or at any postponement or adjournment thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 19, 2009: The Proxy Statement, proxy card and Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are available at http://proxymaterial.acaciaresearch.com.

Only stockholders of record at the close of business on March 23, 2009 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person.  However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card promptly in the postage-paid envelope enclosed for that purpose.  Any stockholder attending the Annual Meeting may vote in person even if he, she or it previously returned a proxy.

Sincerely

/s/ Edward J. Treska
Edward J. Treska
Secretary

Newport Beach, California
April 6, 2009

YOUR VOTE IS IMPORTANT.  IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE–PAID ENVELOPE.

ACACIA RESEARCH CORPORATION
500 Newport Center Drive
Newport Beach, California 92660

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2009

General

The enclosed proxy is solicited on behalf of the Board of Directors of Acacia Research Corporation, a Delaware corporation, for use at our Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, May 19, 2009, at 10:00 a.m., local time, and at any adjournment or postponement thereof.  The Annual Meeting will be held at 500 Newport Center Drive, 7th Floor, Newport Beach, California 92660.  These proxy solicitation materials and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including financial statements, were mailed on or about April 6, 2009, to all stockholders entitled to vote at the Annual Meeting.  These proxy solicitation materials, our Annual Report on Form 10-K and directions to attend the Annual Meeting, where you may vote in person, are available at http://proxymaterial.acaciaresearch.com.

Questions and Answers

Following are some commonly asked questions raised by our stockholders and answers to each of those questions.

1.	What may I vote on at the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote upon the following matters:  (1) the election of two Class III directors to serve on our Board of Directors for a term of three years expiring upon the 2012 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified; (2) ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and (3) such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

2.	How does the Board recommend that I vote on the proposals?

The Board of Directors recommends a vote FOR each proposal.

3.	How do I vote?

Sign and date each proxy card you receive and return it in the postage-paid envelope prior to the Annual Meeting.

4.	Can I revoke my proxy?

You have the right to revoke your proxy at any time before the Annual Meeting by:  (1) notifying our Secretary in writing; (2) voting in person; or (3) returning a later-dated proxy card.

5.	Who will count the vote?

Computershare will count the votes and act as the inspector of election.

6.	What shares are included on the proxy card(s)?

The shares on your proxy card(s) represent ALL of your shares.  If you do not return your proxy card(s), your shares will not be voted unless you attend and vote at the Annual Meeting in person.

7.	What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card.  Sign and return all proxy cards to ensure that all your shares are voted.  We encourage you to have all accounts registered in the same name and address (whenever possible).  You can accomplish this by contacting our transfer agent, Computershare, or if your shares are held in "street name," by contacting the broker or bank holding your shares.

8.	Who is entitled to vote at the Annual Meeting?

Only holders of record of our common stock as of the close of business on March 23, 2009, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting.

9.	How many votes may be cast?

As of March 23, 2009, the record date for the Annual Meeting, 31,964,994 shares of our common stock were issued and outstanding. At the Annual Meeting, each outstanding share of our common stock will be entitled to one vote.

10.	What is a "quorum" at the Annual Meeting?

A "quorum" is a majority of the outstanding shares entitled to vote.  The shares may be present or represented by proxy.  For the purpose of determining a quorum, shares held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner.  These shares are called "broker non-votes."  Abstentions will be counted as present for quorum purposes.

11.	What happens if I abstain?

Proxies marked "abstain" will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal, shares represented by such proxies will not be treated as affirmative votes.  For proposals requiring an affirmative vote of a majority of the outstanding shares present in person or by proxy and entitled to vote, an abstention is equivalent to a "no" vote.

12.	What vote is required to approve each proposal?

For the election of directors, once a quorum has been established, the nominees for director who receive the most votes cast will be elected directors.  If you are present at the Annual Meeting but do not vote for a particular nominee, or if you have given a proxy and properly withheld authority to vote for a nominee, the shares withheld or not voted will not be counted as a vote cast on such matter, although they will be counted for purposes of determining whether there was a quorum.  Because the election of directors is a discretionary matter, broker non-votes will not result for this proposal.

For approval and ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, the affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting.  Because the ratification of the independent registered public accounting firm is a discretionary matter, broker non-votes will not result for this proposal. Abstentions will be the equivalent of a vote against this proposal.

13.	How will voting on any other business be conducted?

Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to the proxy holders, Robert L. Harris, II and Edward J. Treska, to vote on such matters at their discretion.

14.	Who are the largest principal stockholders?

For information regarding holders of more than 5% of the outstanding shares of our common stock, see "Security Ownership of Certain Beneficial Owners and Management" beginning on page 12 of this Proxy Statement.

15.	Who will bear the cost of this solicitation?

We will bear the entire cost of the solicitation.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in sending proxies and proxy solicitation materials to stockholders.  Proxies may also be solicited in person, by telephone, or by facsimile by our directors, officers and employees without additional compensation.  We have retained Georgeson, Inc., a proxy solicitation firm, to perform various solicitation services.  We will pay Georgeson, Inc. a fee of $6,000.00, plus phone and other related expenses, in connection with their solicitation services.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

General

Our Bylaws provide that the number of directors shall be set by our Board of Directors (the “Board”), but in any case shall not be less than five and not more than nine.  The Board has set the number of directors at six.  The Board is divided into three classes, with each class being as nearly equal in number of directors as possible.  The term of a class expires, and their successors are elected for a term of three years, at each annual meeting of our stockholders.

The Board has nominated Paul R. Ryan and G. Louis Graziadio, III for election at the Annual Meeting to serve as Class III directors for a term of office expiring at our 2012 Annual Meeting of Stockholders.  The nominees have agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable for service.  If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for such other nominees as may be designated by the present Board.

The following table sets forth information as to the persons who serve as our directors.

Name	Age	Director Since	Positions with the Company

Paul R. Ryan	63	1995	Chairman and Chief Executive Officer
Robert L. Harris, II	50	2000	President and Director
William S. Anderson*^	51	2007	Director
Fred A. deBoom*+^	73	1995	Director
Edward W. Frykman*+^	72	1996	Director
G. Louis Graziadio, III+^	59	2002	Director
_______________
* Member of the Audit Committee
+ Member of the Compensation Committee
^ Member of the Nominating and Governance Committee

Biographical information regarding the nominees for election as a director and each other person whose term of office as a director will continue after the Annual Meeting is set forth below.

Information Regarding the Nominees (Class III)

Paul R. Ryan has served as a director since August 1995, as Chief Executive Officer since January 1997 and as Chairman since April 2000.  He also served as our President from January 1997 until July 2000.  Prior to being named Chief Executive Officer, he was our Executive Vice President and Chief Investment Officer from 1996 through 1997 and our Vice President, Capital Management, from 1995 through 1996.  He was formerly co-founder and general partner of the American Health Care Fund, L.P., held positions with Young & Rubicam, Ogilvy & Mather, and Merrill Lynch and was a private venture capital investor.  Mr. Ryan holds a B.S. degree from Cornell University and attended the New York University Graduate School of Business.

G. Louis Graziadio, III has been a director since February 2002.  Mr. Graziadio has served as President of Second Southern Corp., the managing partner of Ginarra Partners, L.L.C., a California company engaged in a wide range of investment activities and business ventures, since 1990. He has also served as Chairman and Chief Executive Officer of Boss Holdings, Inc., which operates primarily in the work gloves and protective wear business, since 1996.  Mr. Graziadio also serves as a director of True Religion Apparel, Inc.

Directors with Terms Expiring in 2010 (Class I)

Robert L. Harris, II has served as a director since April 2000 and as President since July 2000.  Mr. Harris was previously the President and Director of Entertainment Properties Trust from 1997 to July 2000.  Mr. Harris founded Entertainment Properties Trust, a publicly-traded company that purchases real estate from major entertainment companies.  Mr. Harris led the International Division and served as Senior Vice President of AMC Entertainment from 1993 to 1997, and served as President of Carlton Browne and Company, Inc., a holding company and trust with assets in real estate, insurance and financial services, from 1984 to 1992.  Mr. Harris serves as a director of True Religion Apparel, Inc.

Fred A. deBoom has served as a director since February 1995.  Mr. deBoom serves as a director of Pacific Coast National Bank and serves as the Vice Chairman of the bank’s credit committee.  Mr. deBoom has been a principal in Sonfad Associates since 1995.  Sonfad Associates is an Orange County-based firm which is involved in mergers and acquisitions, private debt and equity placements, strategic and financial business planning, bank debt refinance and asset based financing.  Previously, he was employed as a Vice President of Tokai Bank for five years, as a Vice President of Union Bank for eight years and Vice President of First Interstate Bank for twenty-two years.   Mr. deBoom received his B.A. degree from Michigan State University and his M.B.A. degree in finance from the University of Southern California.

Directors with Terms Expiring in 2011 (Class II)

Edward W. Frykman has served as a director since April 1996.  Mr. Frykman has been an Account Executive with Crowell, Weedon & Co. from 1992 to 2008.  Previously, Mr. Frykman served as Senior Vice President of L.H. Friend & Co.  Both Crowell, Weedon & Co. and L.H. Friend & Co. are investment brokerage firms located in Southern California.  In addition, Mr. Frykman was a Senior Account Executive with Shearson Lehman Hutton where he served as the Manager of the Los Angeles Regional Retail Office.  Mr. Frykman serves as a director of Arrowhead Research Corp.  Mr. Frykman holds a B.S.B.A. degree from the University of Florida.

William S. Anderson has served as a director since August 2007.  Mr. Anderson is Chairman and Chief Executive Officer of First Beverage Capital (founded in November, 2004), a company dedicated to sale-leaseback transactions and other real estate capital solutions for the beverage industry.  From 1991 through 2004, Mr. Anderson was Executive Vice-President of Topa Equities, Ltd., a diversified holding company and family business.  Prior to joining Topa, he was an attorney with O’Melveny & Myers in Los Angeles.  Mr. Anderson has served on the Board of Directors of 1st Century National Bank, since 2005 and Topa Insurance Company, since 1995.  From 2006 to 2007 Mr. Anderson served as Board Advisor to New Belgium Brewing Company (“NBB”).   Since the fall of 2007, he has served as a full Board member of NBB.  He has also served on the Advisory Boards of Lineage Capital Partners and PGP Capital Advisors, since 2005 and 2003 respectively.  Mr. Anderson was Vice-Chairman of the Board of Southland Title Company, a Director of Mellon First Business Bank and a Trustee of the Provident Investment Counsel Mutual Funds. Mr. Anderson received a B.A. degree in 1980 from Bowdoin College in Brunswick, Maine, an M.A. degree from Boston University in 1984, and a J.D. degree from the UCLA School of Law in 1988.

Board Meetings and Committees

The Board held a total of eight meetings and Committees of the Board held a total of nine meetings during the fiscal year ended December 31, 2008.  During that period no incumbent director attended fewer than 75% of the Board meetings and no incumbent director, except for Mr. Anderson, attended fewer than 75% of the sum of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which that director served.  The Board has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Disclosure Committee.  The Board has adopted charters for each of these committees, each of which may be viewed on our website at www.acaciaresearch.com.

Audit Committee.  The Audit Committee currently consists of  Fred A. deBoom, Edward W. Frykman and William S. Anderson, each of whom is independent under the listing standards of the NASDAQ Stock Market, LLC.  The Audit Committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of our independent registered public accounting firm and is primarily responsible for approving the services performed by our independent registered public accounting firm and for reviewing and evaluating our accounting principles, financial reporting practices, and system of internal accounting controls.  The Audit Committee held four meetings during the fiscal year ended December 31, 2008.  The Audit Committee is also responsible for maintaining communication between the Board and our independent registered public accounting firm.

The Board has determined that Mr. deBoom is an audit committee financial expert as defined by Item 407(d)(5)(ii) of Regulation S−K.

Compensation Committee. The Compensation Committee currently consists of Fred A. deBoom, Edward W. Frykman and G. Louis Graziadio, III, each of whom is independent under the listing standards of the NASDAQ Stock Market, LLC.  The Compensation Committee held four meetings during the fiscal year ended December 31, 2008.

  Our executive compensation program is administered by the Compensation Committee.  The Compensation Committee is responsible for approving the compensation package of each executive officer and recommending it to the Board as well as administering the 2002 Acacia Technologies Stock Incentive Plan and the 2007 Acacia Technologies Stock Incentive Plan.  In making decisions regarding executive compensation, the Compensation Committee considers the input of our management and other directors.

For more information on the responsibilities and activities of the Compensation Committee, including the committee’s processes for determining executive compensation, see “Compensation Discussion and Analysis” beginning on page 14 of this Proxy Statement.

Nominating and Governance Committee.   The Nominating and Governance Committee currently consists of William S. Anderson, Fred A. deBoom, Edward W. Frykman and G. Louis Graziadio, III, each of whom is independent under the listing standards of the NASDAQ Stock Market, LLC.  The Nominating and Governance Committee recommended director nominees to the Board for election at the Annual Meeting.  The Nomination and Governance Committee held one meeting during the fiscal year ended December 31, 2008.  The charter for the Nominating and Governance Committee  provides that, among its specific responsibilities, the Committee shall:

●	Establish criteria and qualifications for Board membership, including standards for assessing independence;

●
Identify and consider candidates, including those recommended by stockholders and others, to fill positions on the Board, and assess the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board;

●	Recommend to the Board candidates for election or reelection at each annual meeting of stockholders;

●
Annually review our corporate governance processes, and our governance principles, including such issues as the Board’s organization, membership terms, and the structure and frequency of Board meetings, and recommend appropriate changes to the Board;

●
Administer our corporate Codes of Conduct and annually review and assess the adequacy of the corporate Codes of Conduct and recommend any proposed changes to the Board.  Specifically, the Nominating and Governance Committee shall discuss with management their compliance with the corporate Codes of Conduct, including any insider and affiliated party transactions, and our procedures to monitor compliance with the corporate Codes of Conduct;

●
Review periodically with our Chief Executive Officer and the Board, the succession plans relating to positions held by senior executives, and make recommendations to the Board regarding the selections of individuals to fill these positions;

●	Oversee the continuing education of existing directors and the orientation of new directors;

●
Monitor the functions of the Board and its committees, as set forth in their respective charters, and coordinate and oversee annual evaluations of the Board’s performance and procedures, including an evaluation of individual directors, and of the Board’s committees; and

●	Assess annually the performance of the duties specified in the Nominating and Governance Committee Charter by the Nominating and Governance Committee and its individual members.

Director Qualification Standards

There are no specific minimum qualifications that the Nominating and Governance Committee requires to be met by a director nominee recommended for a position on the Board, nor are there any specific qualities or skills that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us.  The Nominating and Governance Committee considers a potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of the Board, including the following characteristics:

●	the highest ethical standards and integrity;

●	a willingness to act on and be accountable for Board decisions;

●	an ability to provide wise, informed, and thoughtful counsel to top management on a range of issues;

●	a history of achievement that reflects high standards for the director candidate and others;

●	loyalty and commitment to driving our success;

●	the independence requirements imposed by the Securities and Exchange Commission and the NASDAQ Stock Market, LLC; and

●	a background that provides a portfolio of experience and knowledge commensurate with our needs.

The Nominating and Governance Committee has the following policy with regard to the consideration of any director candidates recommended by security holders:

●
A stockholder wishing to nominate a candidate for election to the Board at the next annual meeting is required to give written notice addressed to the Secretary, Acacia Research Corporation, 500 Newport Center Drive, 7th Floor, Newport Beach, CA  92660, of his or her intention to make such a nomination.  The notice of nomination must have been received by the Secretary at the address below no later than the close of business on February 19, 2010, in accordance with our Bylaws, in order to be considered for nomination at the next annual meeting.

●
The notice of nomination must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under the NASDAQ Stock Market LLC's Listing Qualifications or, alternatively, a statement that the recommended candidate would not be so barred.  A nomination which does not comply with the above requirements will not be considered.

The Nominating and Governance Committee considers director candidates that are suggested by members of the Nominating and Governance Committee, the Board, as well as management and stockholders. The Nominating and Governance Committee may, in the future, also retain a third-party executive search firm to identify candidates on terms and conditions acceptable to the Nominating and Governance Committee, in its sole discretion.  The process by the Nominating and Governance Committee for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves (with or without the assistance of a retained search firm), compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing and presenting to the full Board an analysis with regard to particular recommended candidates.  The Nominating and Governance Committee endeavors to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, are expected to serve the long term interest of our stockholders and contribute to our overall corporate goals.

Disclosure Committee.  The Disclosure Committee currently consists of Clayton J. Haynes, Chief Financial Officer;  Robert Stewart, Sr. Vice President of Investor Relations; Edward J. Treska, Vice President and Corporate Secretary; and Cheryl Willeford, corporate paralegal.  The Disclosure Committee is primarily responsible for oversight of the accuracy and timeliness of the disclosures made by us.  The Disclosure Committee held four meetings during the fiscal year ended December 31, 2008.

Codes of Conduct

We have adopted a corporate Code of Conduct and a Board of Directors Code of Conduct, both of which may be viewed on our website at www.acaciaresearch.com.  The corporate Code of Conduct applies to all of our officers, directors and employees, including our principal executive officer, principal financial and accounting officer and controller, or persons performing similar functions.  The Board of Directors Code of Conduct specifically applies to the Board.  Any waiver of these Codes of Conduct for any of our executive officers or directors may be made only by the Board and must be promptly disclosed to stockholders in the manner required by applicable law.

Stockholder Communications with Directors

Stockholders wishing to communicate with the Board or with a particular member or committee of the Board should address communications to the Board, the particular member or committee of the Board, c/o Acacia Research Corporation, Attention: Secretary, 500 Newport Center Drive, 7th Floor, Newport Beach, California  92660.  All communications addressed to the Board or a particular member or committee of the Board will be relayed to that addressee.  From time to time, the Board may change the process through which stockholders communicate with the Board or its members or committees.  Please refer to our website at www.acaciaresearch.com for changes in this process.  The Board, the particular director or committee of the Board to which a communication is addressed will, if it deems appropriate, promptly refer the matter either to management or to the full Board depending on the nature of the communication.

Board Member Attendance at Annual Stockholder Meetings

Although we do not have a formal policy regarding director attendance at annual stockholder meetings, directors are expected to attend these meetings absent extenuating circumstances. Each of our current directors attended last year's annual meeting of stockholders.

Director Compensation

Directors who are also our employees receive no separate compensation from us for their service as members of the Board. Each non-employee director receives an annual grant of restricted stock units (“RSUs”) that entitles the non-employee director to receive, upon vesting as described below, the number of shares determined by dividing the annual amount of such director’s retainer, as described below, by the closing price of the common stock on the grant date, provided that such individual has served as a non-employee director for at least 6 months. In addition, each new non-employee director receives a one time grant of RSUs upon becoming a director for the number of shares determined by dividing the annual amount of such director’s retainer by the closing price of the common stock on the grant date. The RSUs vest in a series of twelve quarterly installments over the three year period following the grant date, subject to immediate acceleration upon a change in control.

We will deliver shares corresponding to the vested RSUs within thirty (30) days after the first to occur of the following events:  (i) the fifth (5th) anniversary of the grant date; or (ii) termination of the non-employee director’s service as a member of the Board.  The non-employee director may elect, in writing at least twelve (12) months prior to a delivery date, to defer the delivery date until any later date (which such date is at least five years after the original delivery date).  The non-employee directors do not have any rights, benefits or entitlements with respect to any shares unless and until the shares have been delivered.  On or after delivery of the shares, the non-employee director shall have, with respect to the shares delivered, all of the rights of a stockholder, including the right to vote the shares and the right to receive all dividends, if any, as may be declared on the shares from time to time.  We, in our sole discretion, and in compliance with any applicable legal conditions or restrictions, may withhold from shares otherwise deliverable a number of whole shares having a fair market value, as determined by us as of the date of delivery, not in excess of the amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid adverse financial accounting treatment).  Any adverse consequences to the non-employee director arising in connection with such share withholding procedure shall be the non-employee director’s sole responsibility.  Unless our tax withholding obligations are satisfied, we shall have no obligation to issue a certificate for such shares.

Non-employee directors receive compensation in the amount of $3,000 per month for their service as members of the Board, which monthly retainer is subject to a pro rata deduction if a director fails to attend at least 75% of our Board meetings. In addition, the chairman of the Audit Committee receives compensation in the amount of $500 per month for his services. Directors are also reimbursed for expenses incurred in connection with attendance at meetings of the Board and committees of the Board and in connection with the performance of Board duties.

2008 DIRECTOR COMPENSATION TABLE

The following table provides information on 2008 compensation for our non-employee directors who served during 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Option Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

William S. Anderson	36,000	12,018(1)	-	-	-	-	48,018

Fred A. deBoom	42,000	11,961(2)	1,042	-	-	-	55,003

Edward W. Frykman	36,000	11,961(2)	1,042	-	-	-	49,003

G. Louis Graziadio, III	36,000	11,961(2)	1,042	-	-	-	49,003
_______________

(1)
Reflects restricted stock units granted to Mr. Anderson upon his appointment to the Board on August 15, 2007.  The number of restricted stock units was determined by dividing the annual $36,000 Board retainer by the closing price of the common stock on the grant date.  The closing price on August 15, 2007 was $11.19.  Mr. Anderson did not receive a grant in 2008 because he had not served as a non-employee director for at least six months at the time the annual non-discretionary annual grants were awarded

(2)
Reflects non-discretionary annual grants of restricted stock units on the first business day of each year.  The number of restricted stock units was determined by dividing the annual $36,000 Board retainer by the closing price of the common stock on the grant date.  The closing price on January 2, 2008 was $8.68.

(3)
Amounts shown do not reflect compensation actually received by the directors.  Instead, the amounts shown are the compensation costs recognized by us in our 2008 consolidated financial statements, for restricted stock unit awards, as determined pursuant to Statement of Financial Accounting Standards No. 123R (FAS 123R).  The methodology used to calculate the value of restricted stock unit awards are set forth under Note 2 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on February 26, 2009.

(4)
As of December 31, 2008, the following non-employee directors had options to purchase the following number of shares of common stock: William S. Anderson: 0 shares; Fred deBoom: 101,400 shares; Edward Frykman: 90,600 shares; G. Louis Graziadio, III: 97,000 shares.

Required Vote

If a quorum is present and voting, the nominees for Class III director who receive the greatest number of affirmative votes will be elected to the Board.  Abstentions will not be taken into account in determining the election of directors and broker non-votes will not result because the election of directors is a discretionary matter.

The Board of Directors recommends that the stockholders vote FOR the two Class III nominees listed above.  Proxies received will be voted FOR each of the Class III nominees unless stockholders specify otherwise in the proxy.

PROPOSAL NO. 2:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Grant Thornton LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2008, was recommended by the Audit Committee, whose selection was approved by the Board, to act in such capacity for the fiscal year ending December 31, 2009, subject to ratification by the stockholders.

If our stockholders do not ratify the selection of Grant Thornton LLP, or if such firm should decline to act or otherwise become incapable of acting, or if our engagement of Grant Thornton LLP should be discontinued, the Board, on the recommendation of the Audit Committee, will appoint a substitute independent registered public accounting firm.  A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Required Vote

The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.  Because the ratification of the independent registered public accounting firm is a discretionary matter, broker non-votes will not result for this item. Abstentions will be the equivalent of a vote against this proposal.

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2009.  Proxies received will be so voted unless stockholders specify otherwise in the proxy.

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the Annual Meeting.  If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board may recommend.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information known to us with respect to the beneficial ownership of our common stock as of March 23, 2009, by (i) all persons known to us to beneficially own five percent (5%) or more of our common stock, (ii) each of our directors, (iii) the executive officers named in the “Summary Compensation Table” of the “Executive Compensation and Related Information” section of this Proxy Statement, and (iv) all current directors and executive officers as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Class(1)

Directors and Executive Officers(2)
Paul R. Ryan(3)	1,335,574	4.1%
Robert L. Harris, II(4)	1,128,429	3.5%
William S. Anderson(5)	23,503	*
Fred A. deBoom(6)	141,233	*
Edward W. Frykman(7)	130,023	*
G. Louis Graziadio, III(8)	111,433	*
Clayton J. Haynes(9)	292,156	*
Dooyong Lee(10)	992,345	3.0%
Edward J. Treska(11)	216,445	*
All Directors and Executive Officers as a Group	4,371,141	12.7%
(nine persons)(12)
____________________
*	Less than one percent
(1)
The percentage of shares beneficially owned is based on 31,964,994 shares of our common stock outstanding as of March 23, 2009.  Beneficial ownership is determined under rules and regulations of the Securities and Exchange Commission ("SEC").  Shares of common stock subject to options that are currently exercisable, or exercisable within 60 days after March 23, 2009, are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  Except as indicated in the footnotes to this table, and subject to applicable community property laws, we believe that such persons have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

(2)	The address for each of our directors and executive officers is our principal office located at Acacia Research Corporation, 500 Newport Center Drive, Newport Beach, California 92660.
(3)	Includes 719,335 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 23, 2009.
(4)	Includes 659,335 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 23, 2009.
(5)	Includes 13,503 restricted stock units issued to independent directors.
(6)
Includes 101,400 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 23, 2009 and 14,433 restricted stock units issued to independent directors.

(7)
Includes 90,600 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 23, 2009 and 14,433 restricted stock units issued to independent directors.

(8)
Includes 97,000 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 23, 2009 and 14,433 restricted stock units issued to independent directors.

(9)	Includes 187,070 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 23, 2009.
(10	Includes 574,999 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 23, 2009.
(11)	Includes 102,500 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 23, 2009.
(12)
Includes 2,532,239 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 23, 2009 and 56,802 restricted stock units issued to independent directors.

Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock					Percent of Class(1)
5% Stockholders	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power	Total

Apex Capital, LLC(2)	0	3,532,600	0	3,532,600	3,532,600	11.05%
Sanford J. Colen(2)	45,000	3,532,600	45,000	3,532,600	3,577,600	11.19%
Daniel S. Katz(2)	164,000	3,532,600	164,000	3,532,600	3,696,600	11.56%
FMR LLC(3)	0	0	2,137,708	0	2,137,708	6.69%
Edward C. Johnson III(3)	0	0	2,137,708	0	2,137,708	6.69%
Kingdon Capital Management, LLC(4)	0	1,894,004	0	1,894,004	1,894,004	5.93%
Mark Kingdon(4)	0	1,894,004	0	1,894,004	1,894,004	5.93%
________________
*	Less than one percent
(1)
The percentage of shares beneficially owned is based on 31,964,994 shares of our common stock outstanding as of March 23, 2009.  Beneficial ownership is determined under rules and regulations of the SEC.

(2)
The same 3,532,600 shares of common stock are beneficially owned by Apex Capital, LLC, Sanford J. Colen and Daniel S. Katz, and are reported separately for each in accordance with Item 403 of Regulation S-K.  Apex Capital, LLC, is a registered investment advisor whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, common stock.  Mr. Colen is the Manager of Apex Capital, LLC, and has sole voting and dispositive power with respect to 45,000 shares of common stock.  Mr. Katz is a portfolio manager of Apex Capital, LLC, and has sole voting and dispositive power with respect to 164,000 shares of common stock.  The information reported is based solely on a Schedule 13G filed jointly by Apex Capital, LLC, Sanford J. Colen  and Daniel S. Katz on February 14, 2008. According the Schedule 13G, the address for Apex Capital, LLC, Sanford J. Colen  and Daniel S. Katz is 25 Orinda Way, Suite 300, Orinda, California 94563.

(3)
The same 2,137,708 shares of common stock are beneficially owned by FMR LLC and Edward C. Johnson III, and are reported separately for each in accordance with Item 403 of Regulation S-K.  The information reported is based solely on a Schedule 13G/A filed by FMR LLC with the SEC on February 17, 2009.  According to such Schedule 13G/A, the address for FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)
The same 1,894,004 shares of common stock are beneficially owned by Kingdon Capital Management, LLC and Mark Kingdon, and are reported separately for each in accordance with Item 403 of Regulation S-K.  The information reported is based solely on a Schedule 13G/A filed by Kingdon Capital Management, LLC and Mark Kingdon with the SEC on February 17, 2009.  According to such Schedule 13G/A, the address for Kingdon Capital Management, LLC and Mark Kingdon is 152 West 57th Street, 50th Floor, New York, New York 10019.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions.  It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the narrative and tables that follow.

Overview

Objectives of Compensation Program.   The objective of our compensation program for our executive officers is to motivate and reward fairly those individuals who perform over time at or above the levels that we expect and to attract, as needed, individuals with the skills necessary to achieve our objectives.  Our compensation program is also designed to reinforce a sense of ownership and urgency and to link rewards to measurable corporate performance goals.

Our executive officers’ compensation currently has four primary components:

●	base salary;

●	cash bonuses;

●	stock awards granted under our stock incentive plan; and

●	employee benefits and perquisites.

Determination of Our Compensation Program.  We have no public company peers with which to compare our compensation program.  For our business, we rely on highly qualified and talented employees who have worked in technology companies to execute our business model and, thus, our compensation program is patterned on those of technology companies in order to attract and retain talented employees who may have opportunities in technology companies.

Determining the Elements of Our Compensation Program.  Our compensation program consists of two general elements: a fixed portion of compensation to retain and provide a base level of compensation to our employees and a performance element to incentivize our employees to achieve superior corporate performance.  The fixed portion of our compensation program consists of the base salary, cash bonus and, in part, the grant of restricted stock.  The performance element of our compensation program consists of the award of stock options and the grant of restricted stock.  In addition, we believe the grant of stock awards helps us to align the interests of our executive officers with the interests of our stockholders.

Determining the Amounts of Each Element of Our Compensation Program. In determining the total amount and mixture of the compensation for each of our executive officers, our compensation committee and our Board subjectively consider the overall value to us of each executive in light of numerous factors such as competitive position, individual performance, including past and expected contribution to our goals of each executive officer, and our long-term needs and goals, including attracting and retaining key management personnel.    Our compensation committee reviews the performance of each executive officer annually and determines whether the executive officer should receive any increase in base salary or receive a stock award based on such evaluation.  Since we do not have a peer group of comparable public companies in our industry, we do not determine compensation based on surveys of other companies compensation.

Role of Compensation Committee and CEO.  The Compensation Committee of our Board has responsibility for reviewing, approving and determining the compensation of our executive officers. Annually, our Compensation Committee evaluates the performance of our Chief Executive Officer (“CEO”) and determines our CEO’s compensation in light of the goals and objectives of the compensation program. Our CEO assists our Compensation Committee in reaching compensation decisions with respect to the Named Executive Officers other than our CEO. The other Named Executive Officers do not play a role in their own compensation determination, other than discussing individual performance objectives with our CEO. If our Compensation Committee considers it appropriate, it may increase our other Named Executive Officers’ base salary or provide for additional stock awards.

Role of Compensation Consultant. In 2007, our Compensation Committee engaged Cadwalader, Wickersham & Taft, a law firm, to review the adequacy of our stockholder-approved 2002 Acacia Technologies Stock Incentive Plan in light of our growth and to make recommendations regarding our 2007 Acacia Technologies Stock Incentive Plan, which was approved by stockholders at our 2007 annual meeting.  The compensation consultant also reviewed and made recommendations regarding the incentive compensation of our independent directors.

Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1.0 million limit on the amount that a public company may deduct for compensation paid to the company’s chief executive officer or any of the company’s four other most highly compensated executive officers who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by the stockholders). For the 2008 fiscal year, our executive officers did not receive compensation in excess of $1.0 million. Generally, while we seek to maximize the deduction of our executive officers, because we compensate our executive officers in a manner designed to promote our varying corporate goals, our compensation committee has not adopted a policy requiring all compensation to be deductible.

Discussion of Specific Components of Our Compensation Program.

Base Salary. Our Compensation Committee will periodically review (usually annually) the individual base salaries of the executive officers, and adjust salaries based on individual job performance and changes in the officer's duties and responsibilities. In making salary decisions, our compensation committee exercises its discretion and judgment based on these factors. No specific formula is applied to determine the weight of each performance factor in determining base salary.

Cash Bonuses.  We pay to all of our employees, including our executive officers, a cash bonus at the end of each calendar year equal to one week’s base salary. In addition, our Named Executive Officers are eligible to receive annual cash bonuses based upon merit as determined by the Compensation Committee.  To date, no annual cash bonus has exceeded 30% of annual salary.

Equity Compensation.  We grant both stock options and restricted stock to our employees, including our executive officers.  Both awards vest over a one to three year period based on the award recipient’s continued service to us.  We believe the options and restricted stock align our executive officers’ interests with those of our stockholders, help to retain our executive officers (because of the vesting schedule) and encourage our executive officers to increase the value of our corporate enterprise.  Over the past three years, we have moved toward grants of restricted stock rather than stock options.

Benefits and Perquisites.  Our executive officers participate in the employee benefits that are available to all employees.

Severance and Change of Control Payments. Our Board is determined to provide our executive officers with severance and change of control arrangements in order to mitigate some of the risk that exists for our executive officers.  These arrangements are intended to attract and retain qualified executives who have alternatives that may appear to them to be less risky absent these arrangements, and mitigate a potential disincentive for the executives to pursue and execute an acquisition of us, particularly where the services of these executive officers may not be required by the acquirer.  For quantification of these severance and change of control benefits, please see the discussion under “Executive Compensation — Severance and Change of Control Agreements” below.

Protecting the Company’s Interests. Each of our executive officers has provided that the executive officer will keep our confidential information in strict confidence.  These covenants are in effect during the executive officer’s employment with us and do not expire after a termination of the executive officer’s service to us.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management.  Based on our review and discussion with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by:	Fred A. deBoom
Edward W. Frykman
G. Louis Graziadio, III

Executive Officers

The table below provides information concerning the executive officers as of the date of this Proxy Statement.

Name	Age	Positions with the Company

Paul R. Ryan	63	Chairman and Chief Executive Officer
Robert L. Harris, II	50	President
Clayton J. Haynes	39	Chief Financial Officer, Treasurer and Senior Vice President, Finance
Dooyong Lee	48	Executive Vice President
Edward J. Treska	43	Vice President and Secretary

The following is biographical information and a brief description of the capacities in which each of the executive officers has served during the past five years.  Biographical information on Messrs. Ryan and Harris is set forth above under "Proposal No. 1:  Election of Directors."

Clayton J. Haynes joined us in April 2001 as Treasurer and Senior Vice President, Finance.  In November 2001, Mr. Haynes was appointed our Chief Financial Officer.  From 1992 to March 2001, Mr. Haynes was employed by PricewaterhouseCoopers LLP, ultimately serving as a Manager in the Audit and Business Advisory Services practice.  Mr. Haynes received a B.A. degree from the University of California at Los Angeles and is a Certified Public Accountant.

Dooyong Lee  joined us in January 2005 as Executive Vice President.  From 2003 to January, 2005, Mr. Lee was Chief Operating Officer of Global Patent Holdings LLC/TechSearch LLC, a privately held patent holding company whose assets were acquired by us in January, 2005.  From 2000 to 2003, Mr. Lee was President of LPS Group, a patent licensing company founded under Information Holdings Inc. (now part of The Thomson Corporation, NYSE:TOC).  Prior to LPS Group, Mr. Lee co-founded FRI, an intellectual property consulting firm, then under the sponsorship of Fish & Richardson, PC.  Prior to LPS Group, Mr. Lee was a licensing executive at AT&T Bell Laboratories/Lucent Technologies.  Mr. Lee started his career as a Member of the Technical Staff at AT&T Bell Labs in 1984.  Mr. Lee holds a B.A. degree from Oberlin College and an M.S. degree from the University of California at Berkeley.

Edward J. Treska joined us in April 2004 as Vice President.  Mr. Treska was previously General Counsel, Director of Patents and Licensing for SRS Labs, Inc., a technology licensing company specializing in audio enhancement, between 1996 and 2004.  Prior to joining SRS Labs, Mr. Treska practiced law at the intellectual property law firm of Knobbe, Martens, Olson & Bear and prior to law school was a design engineer with the former TRW Space & Technology Group.  Mr. Treska is a registered patent attorney who holds a B.S. degree in Electrical Engineering from Colorado State University and a J.D. degree from the University of San Diego School of Law.

Summary Compensation

The following table sets forth information concerning all cash and non-cash compensation earned for services rendered in all capacities to us during the last fiscal year for (a) our principal executive officer and principal financial officer and (b) the three most highly compensated executive officers, other than the principal executive officer and principal financial officer.  The listed individuals are referred to as our "Named Executive Officers."

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non- Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Non-qualified Deferred Comp-ensation Earnings ($)	All Other Comp- ensation ($)	Total ($)

Paul R. Ryan	2008	347,683	108,131	477,492	-	-	-	-	933,306
Chairman and Chief	2007	331,473	96,499	273,813	86,743	-	-	-	788,528
Executive Officer	2006	314,452	6,189	83,857	208,270	-	-	-	612,768

Robert L. Harris, II	2008	341,432	106,187	477,492	-	-	-	-	925,111
President	2007	325,513	96,381	273,813	86,256	-	-	-	781,963
	2006	308,797	6,078	83,857	207,833	-	-	-	606,565

Clayton J. Haynes	2008	260,318	80,960	205,773	197	-	-	-	547,248
Chief Financial Officer	2007	242,966	73,865	114,673	35,800	-	-	-	467,304
	2006	222,789	4,423	35,940	90,927	-	-	-	354,079

Dooyong Lee(3)	2008	339,545	105,600	521,454	796,548	-	-	-	1,763,147
Executive Vice President	2007	316,846	96,346	291,806	1,196,821	-	-	-	1,901,819
	2006	-	-	-	-	-	-	-	-

Edward J. Treska(3)	2008	216,673	52,208	165,882	-	-	-	-	434,763
Vice President and Secretary	2007 2006	187,688 -	3,673 -	95,930 -	55,838 -	- -	- -	- -	343,129 -
____________________
(1)
Stock awards consist only of restricted stock awards.  Amounts shown do not reflect compensation actually received by the Named Executive Officer.  Instead, the amounts shown are the compensation costs recognized by us in our 2008, 2007 and 2006 consolidated financial statements, as determined pursuant to FAS 123R.  The method used to calculate the fair value of restricted stock awards is set forth under Note 2 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for our 2008 fiscal year filed with the SEC on February 26, 2009.

(2)
Amounts shown do not reflect compensation actually received by the Named Executive Officer.  Instead, the amounts shown are the compensation costs recognized by us in our 2008, 2007 and 2006 consolidated financial statements, as determined pursuant to FAS 123R, for option awards granted in 2007, 2006 and 2005, with all or a portion of the award vesting in 2008, 2007 and/or 2006.  The assumptions used to calculate the fair value of option awards granted in 2007 and 2006 are set forth under Note 2 to the consolidated financial statements included in our Annual Report on Form 10-K for our 2008 fiscal year filed with the SEC on February 26, 2009.  The assumptions used to calculate the fair value of option awards granted in 2005 are set forth under Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for our 2005 fiscal year filed with the SEC on March 16, 2006.

(3)	Mr. Lee and Mr. Treska were not Named Executive Officers in 2006.

Employment Agreements.  We have entered into employment contracts with Paul R. Ryan, Robert L. Harris, II, Clayton J. Haynes, Dooyong Lee and Edward J. Treska. The employment agreements with Messrs. Ryan, Harris and Haynes commenced on March 31, 2008.  The employment agreement with Mr. Treska commenced in April 2004 and the employment agreement with Mr. Lee commenced in January 2005.

Paul L. Ryan is employed as our Chief Executive Officer with an annual salary of $351,426.  Robert L. Harris is employed as our President with an annual salary of $345,107. Clayton J. Haynes is employed as our Chief Financial Officer, Sr. Vice President of Finance and Treasurer with an annual salary of $263,120.  Dooyong Lee is employed as our Executive Vice President with an annual salary of $343,200.  Edward J. Treska is employed as our Vice President and Secretary with an annual salary of $250,000.

All employment agreements with the Named Executive Officers may be terminated by either party for any reason upon thirty (30) days advance notice. Upon termination without cause, the executive officer will be eligible for payment pursuant to our then effective severance plan, if any. The current severance plan is described below under the heading “Potential Payments Upon Termination or Change in Control.” In addition, the executive officer is eligible for an annual discretionary cash bonus of up to thirty percent (30%) of his base salary. The cash bonus will be determined by the Compensation Committee upon consideration of personal performance, overall company performance and any other factors that the Compensation Committee elects to consider.

Effective December 17, 2008, we amended the employment agreements with Messrs. Ryan, Harris, Haynes and Lee for the purpose of bringing their employment agreements into compliance with the applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations issued thereunder. Section 409A governs “nonqualified deferred compensation” arrangements. Section 409A imposes penalties and additional tax on service providers (including employees and directors) if a nonqualified deferred compensation arrangement does not comply with its provisions. The amendments provide, among other things, that discretionary bonus payments to the above-named officers will be made only at such times and in such manner as is permissible without triggering tax penalties under Section 409A.

We do not have any agreement or arrangement with any Named Executive Officers relating to a change in control of us other than any provisions for the accelerated vesting of stock awards in their respective stock award agreements and the Executive Severance Policy.  The agreements and arrangements are described in greater detail under the section “Potential Payments Upon Termination or Change in Control” below.

GRANTS OF PLAN-BASED AWARDS TABLE FOR FISCAL 2008

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Closing Price on Grant Date ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Paul R. Ryan	6/13/08	-	-	-	-	-	-	60,000(1)	-	-	4.94	296,400(3)

Robert L. Harris, II	6/13/08	-	-	-	-	-	-	60,000(1)	-	-	4.94	296,400(3)

Clayton J. Haynes	6/13/08	-	-	-	-	-	-	30,000(1)	-	-	4.94	148,200(3)

Dooyong Lee	6/13/08	-	-	-	-	-	-	60,000(1)	-	-	4.94	296,400(3)

Edward J. Treska	6/13/08	-	-	-	-	-	-	30,000(1)	-	-	4.94	148,200(3)
	10/02/08	-	-	-	-	-	-	20,000(2)	-	-	3.02	60,400(3)
_______________
(1)
Grants of Restricted Stock under our 2007 Acacia Technologies Stock Incentive Plan.   One-half of the shares will vest one year after the date of grant and one-half of the shares will vest two years after date of grant.

(2)
Grant of Restricted Stock under our 2002 Acacia Technologies Stock Incentive Plan.  One-half of the shares will vest one year after the date of grant and one-half of the shares will vest two years after date of grant.

(3)
Only restricted stock awards were granted to employees in 2008.  The fair value of restricted stock awards is determined by the product of the number of shares granted and the grant date market price of the underlying common stock.  Regardless of the value placed on restricted stock awards on the grant date, the actual value of the award will depend on the market value of our common stock at such date in the future when the restricted stock award vests

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information, with respect to the Named Executive Officers, concerning the outstanding equity awards of our common stock at the end of fiscal year 2008.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable (1)	Unexercisable

Paul R. Ryan	275,001	-	-	3.92	3/29/11	30,000(3)	91,200	-	-
	161,000	-	-	1.85	12/16/12	60,000(4)	182,400
	40,000	-	-	1.85	5/20/13
	60,000	-	-	1.85	8/19/13
	91,667	-	-	5.17	11/24/13
	91,667	-	-	4.14	10/19/14

Robert L. Harris, II	275,001	-	-	3.92	3/29/11	30,000(3)	91,200	-	-
	161,000	-	-	1.85	12/16/12	60,000(4)	182,400
	40,000	-	-	1.85	5/20/13
	91,667	-	-	5.17	11/24/13
	91,667	-	-	4.14	10/19/14

Clayton J. Haynes	46,000	-	-	3.96	4/2/11	12,500(3)	38,000	-	-
	52,500	-	-	1.85	12/16/12	30,000(4)	91,200
	13,330	-	-	1.85	5/20/13
	37,620	-	-	5.17	11/24/13
	37,620	-	-	4.14	10/19/14

Dooyong Lee	225,000	-	-	5.80	1/28/15	66,667(5)	202,668	-	-
	218,749	81,251(2)	-	7.90	1/17/16	60,000(4)	182,400
	100,000	-	-	13.19	6/7/17

Edward J. Treska	102,500	-	-	6.66	4/19/14	10,000(3)	30,400	-	-
						30,000(4)	91,200
						20,000(6)	60,800
____________________
(1)	The options were granted at an exercise price equal to the closing price of our common stock on the date of grant and have a term of ten years. The options are fully vested.
(2)
The options were granted on January 17, 2006 at an exercise price equal to the closing price of our common stock on the date of grant and have a term of ten years. Assuming continued employment, the unexercised options will vest in equal month installments through January 17, 2010.

(3)	Granted on June 7, 2007. Assuming continued employment, the restricted stock grants will become fully vested on June 7, 2009.
(4)	Granted on June 13, 2008. Assuming continued employment, one-half of the restricted stock grants will become fully vested on June 13, 2009 and one-half will become fully vested on June 13, 2010.
(5)	Granted on June 7, 2007. Assuming continued employment, 3,333 shares of the restricted stock grant will become fully vested on June 7, 2009 and 3,334 shares will become fully vested on June 7, 2010.
(6)
Granted on October 10, 2008. Assuming continued employment, one-half of the restricted stock grants will become fully vested on October 10, 2009 and one-half will become fully vested on October 10, 2010.

2008 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Paul R. Ryan	-	-	30,000	149,700
Robert L. Harris, II	-	-	30,000	149,700
Clayton J. Haynes	-	-	12,500	62,375
Dooyong Lee	-	-	33,333	166,332
Edward J. Treska	-	-	10,000	49,900

Potential Payments Upon Termination or Change in Control

Under our Executive Severance Policy, full-time employees with the title of Senior Vice President and higher (“Officer”) are entitled to receive certain benefits upon termination of employment. If we terminate the employment of an Officer for other than cause or other than on account of death or disability, we will (i) promptly pay to the Officer a lump sum amount equal to the aggregate of (a) accrued obligations (i.e., the Officer’s annual base salary through the date of termination to the extent not theretofore paid and any compensation previously deferred by the Officer (together with any accrued interest or earnings thereon) and any accrued vacation pay, and reimbursable expenses, in each case to the extent not theretofore paid) and (b) three (3) months of the Officer’s base salary for each full year that the Officer was employed by us (the "Severance Period"), up to a maximum of twelve (12) months of the Officer's base salary and (ii) provide to the Officer, COBRA coverage, paid by us, for the medical and dental benefits selected by the Officer in the year in which the termination occurs, for the duration of the Severance Period.

On December 17, 2008, we amended the Executive Severance Policy for the purpose of bringing the policy into compliance with the applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations issued thereunder. Section 409A governs “nonqualified deferred compensation” arrangements. Section 409A imposes penalties and additional tax on service providers (including employees and directors) if a nonqualified deferred compensation arrangement does not comply with its provisions. The amendment to the Executive Severance Policy clarifies that any severance payments which are treated as non-qualified deferred compensation must be made upon a “separation of service” with us and that, subject to certain exceptions, such payments may be delayed for a period of six months if an employee is deemed to be a “specified employee” at the time of his or her termination of employment.

If we had terminated the Named Executive Officers without cause on December 31, 2008, each of the Named Executive Officers with a title of Senior Vice President and higher would have received a lump sum payment equal to twelve (12) months of the Officer’s base salary, in addition to the accrued obligations and COBRA coverage described above. For our Named Executive Officers, this lump sum amount would have been $351,426 for Mr. Ryan, $345,107 for Mr. Harris, $263,120 for Mr. Haynes and $343,200 for Mr. Lee. There is no acceleration of the vesting of any outstanding stock awards or stock options upon termination of employment that would be triggered by any agreement or in accordance with the Executive Severance Policy. The executives do not receive severance or other payments in any other circumstances, including death or disability.

Other than the foregoing, we do not have any agreements with any of our Named Executive Officers that would provide for payments upon termination of employment.

On a change in control or hostile takeover (both as defined in our stock plans), all outstanding unvested stock awards, including outstanding unvested options, will fully vest on the close of the change in control or hostile takeover. If a change in control had closed as of December 31, 2008, the following Named Executive Officers would have vested in the following stock awards, including options:

	Stock Option Awards		Restricted Stock Awards
Name	Number of Shares	Value($)	Number of Shares	Value($)	Total Value($)

Paul R. Ryan	0	0	90,000	273,600	273,600
Robert L. Harris, II	0	0	90,000	273,600	273,600
Clayton J. Haynes	0	0	42,500	129,200	129,200
Dooyong Lee	81,251	0	26,667	385,068	385,068
Edward J. Treska	0	0	60,000	182,400	182,400

The determination of the value of the restricted stock that vested on this hypothetical change in control is determined by multiplying the shares that vested against the closing sales price of our stock on the last trading day prior to December 31, 2008 and the value of the stock options that vested on this hypothetical change in control is determined by multiplying the shares that vested against the difference between the closing sales price of our stock on the last trading day prior to December 31, 2008, and the exercise price per share, with a zero being used for the value of any options where the exercise price is greater than the closing sales price of our stock on the last trading day prior to December 31, 2008. The fair market value of a share of our common stock is assumed to be $3.04 which was the closing price of the stock on December 31, 2008, the last trading day in 2008. We are not required to make any other payments in connection with a change in control of us.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board currently consists of Messrs. deBoom,  Frykman and Graziadio. None of these individuals was an officer or employee of our company at any time during the 2008 fiscal year or at any other time. None of our current executive officers has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board or Compensation Committee.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to our audited financial statements for 2008, which include our consolidated balance sheets as of December 31, 2008 and 2007, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2008, and the notes thereto.

Composition. The Audit Committee of the Board is comprised of three directors and operates under a written charter adopted by the Board. The charter was amended by the Board on October 19, 2004. The members of the Audit Committee are Fred A. deBoom, William S. Anderson and Edward W. Frykman. All members of the Audit Committee are “independent,” as defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 4200(a)(15) of the Marketplace Rules contained in the NASDAQ Listed Company Manual, and financially literate.

Responsibilities. The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be engaged as our independent registered public accounting firm. Management has primary responsibility for our internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon. The Audit Committee’s responsibility is to oversee these processes.

Review with Management and Independent registered public accounting firm. The Audit Committee has reviewed our consolidated audited financial statements, met separately, and held discussions with management and Grant Thornton LLP, our independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with Grant Thornton LLP matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence.

Conclusion. Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC.

This report is submitted by the Audit Committee of the Board.

Fred A. deBoom
William S. Anderson
Edward W. Frykman

Change in Certifying Accountant

On June 11, 2007, the Audit Committee dismissed PricewaterhouseCoopers LLP as our independent registered public accounting firm and engaged Grant Thornton LLP as our new independent registered public accounting firm.

The report of PricewaterhouseCoopers LLP on our financial statements as of and for the year ended December 31, 2006, did not contain an adverse opinion, or disclaimer of opinion and was not qualified or modified due to uncertainty, audit scope or accounting principle, except for an explanatory paragraph describing the need of the CombiMatrix Group of Acacia Research Corporation to raise additional capital to achieve its intended business objectives.

Our Audit Committee and Board participated in and approved the decision to change our independent registered public accounting firm.

During the fiscal year ended December 31, 2006, and through June 11, 2007, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on the financial statements for such years.

During the fiscal year ended December 31, 2006, and through June 11, 2007, there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K, except that the Item 4 section of our Form 10-Q for the quarter ended June 30, 2006 included a conclusion by our management that we did not maintain effective controls over revenue recognition because a material weakness existed that resulted in a more than a remote likelihood that a material misstatement of the annual or interim financial statements would not be prevented or detected. Our management believes that this material weakness was remediated as of September 30, 2006, as disclosed in Item 4 of our Form 10-Q for the quarter ended September 30, 2006, and has authorized PricewaterhouseCoopers LLP to respond fully to the inquiries of the successor independent registered public accounting firm concerning the subject matter of such reportable event.

We engaged Grant Thornton LLP as our new independent registered public accounting firm as of June 15, 2007.  During the fiscal years ending December 31, 2006 and 2005, and through June 15, 2007, we did not consult with Grant Thornton LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that Grant Thornton LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Audit and Related Fees

On June 11, 2007, the Audit Committee dismissed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and engaged Grant Thornton LLP as the Company’s new independent registered public accounting firm. PricewaterhouseCoopers LLP served as the Company’s independent registered public accounting firm during the fiscal year ended December 31, 2006 and provided audit services during the fiscal year ended December 31, 2007. In addition, PricewaterhouseCoopers LLP provided certain audit-related services during the fiscal year ended December 31, 2008, related to the inclusion of certain financial information previously audited by PricewaterhouseCoopers LLP, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.  Accordingly, the Company was billed for professional services rendered by each of Grant Thornton LLP and PricewaterhouseCoopers LLP in connection with the fiscal years ended December 31, 2008 and 2007.

Fees billed in connection with services rendered by Grant Thornton LLP were as set forth below (on a consolidated basis including Acacia Research Corporation and its subsidiaries.)   Fees billed in connection with services rendered by Grant Thornton LLP include fees billed during 2009 and 2008, related to fiscal 2008, and fees billed during 2008 and 2007, related to fiscal 2007.

Audit Fees –Total fees billed by Grant Thornton LLP for audit services relating to the fiscal year ended 2008 and 2007 were $420,000 and $468,000, respectively.

Audit-Related Fees –Total fees billed by Grant Thornton LLP for audit related services relating to the fiscal year ended 2008 and 2007 were $0.

Tax Fees – Tax fees billed by Grant Thornton LLP for tax services relating to the fiscal year ended 2008 and 2007 were $0.

All Other Fees – Total fees billed by Grant Thornton LLP for other services relating to the fiscal year ended 2008 and 2007 were $0.

During the fiscal year ended December 31, 2008, fees billed in connection with services rendered by PricewaterhouseCoopers LLP were as set forth below (on a consolidated basis including Acacia Research Corporation and its subsidiaries.)  Fees billed by PricewaterhouseCoopers LLP for audit services rendered in 2008 and 2007, only include fees billed to us by PricewaterhouseCoopers LLP during the respective fiscal years.

Audit Fees – Total fees billed by PricewaterhouseCoopers LLP for audit services rendered during 2008 and 2007 were $0 and $379,000 respectively.  In 2007, $75,000 of the fees billed related to audit services rendered in connection with CombiMatrix Corporation's Registration statement on Form S-1, prepared in connection with the split-off of CombiMatrix Corporation.

Audit-Related Fees –   Total fees billed by PricewaterhouseCoopers LLP for audit-related services during 2008 and 2007 were $64,327 and $0.

Tax Fees – Total fees billed by PricewaterhouseCoopers LLP for tax services rendered during 2008 and 2007 were $162,519 and $125,000 , respectively.

All Other Fees –   Total fees billed by PricewaterhouseCoopers LLP for other services rendered during 2008 and 2007 were $0.

Audit Committee Pre-Approval Policy

The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent accountant. At the beginning of the fiscal year, the Audit Committee pre-approves the engagement of the independent registered public accounting firm to provide audit services based on fee estimates. The Audit Committee also pre-approves proposed audit-related services, tax services and other permissible services, based on specified project and service details, fee estimates, and aggregate fee limits for each service category. The Audit Committee receives information on the status of services provided or to be provided by the independent registered public accounting firm and the related fees.

Certain Relationships and Related Transactions

We do not have a formal policy for review, approval or ratification of related party transactions required to be reported in this Proxy Statement.  However, we have adopted  a corporate Code of Conduct which applies to all of our employees, officers, and directors and a Board of Directors Code of Conduct which applies only to our directors.  Each Code of Conduct provides obligations and prohibitions on any related party transactions which cause our employees, officers or directors to face a choice between what is in their personal interest and what is in our interest.  The corporate Code of Conduct requires conflicts of interest which result from investments in companies doing business with us or in one of our competitors to be disclosed to our General Counsel and approved by our Board.  The corporate Code of Conduct requires employees, officers, and directors that are conducting our business with family members to disclose such transactions to our General Counsel.  Such transactions are generally prohibited unless approved by the Board.  The Board of Directors Code of Conduct provides further obligations for director conflicts of interest.  The Board of Directors Code of Conduct requires directors to disclose material conflicts of interest to our General Counsel.  Our General Counsel must notify the Board, and the disinterested Board members must determine whether the situation represents a material conflict of interest.  If the Board determines there is a material conflict of interest, the Board must determine the appropriate manner to address the conflict and may prohibit the interested director from approving the transaction, have the transaction approved by our Audit Committee, or have the transaction approved by another disinterested body of the Board.

We review the questionnaires completed by our directors and executive officers annually.  If any related party transactions are reported, management reviews the transactions and consults with the Board.   Since January 1, 2008, there has not been any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any director, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

Indemnification Agreements with Directors and Officers.  In addition to the indemnification provisions contained in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as amended, we have entered into separate indemnification agreements with each of our directors and officers. These agreements require us, among other things, to indemnify each such director or officer against expenses (including attorneys' fees), damages, judgments, fines, penalties and settlements paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as our director or officer (other than liabilities with respect to which such individual receives payment from another source, arising in connection with certain final legal judgments, arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest, or which we are prohibited by applicable law from paying) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by us.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock.  We believe that, based on the written representations of our directors and officers, and the copies of reports filed with the SEC during the fiscal year ended December 31, 2008, our directors, officers and holders of more than 10% of our common stock complied with the requirements of Section 16(a).

Form 10-K

On February 26, 2009, we filed with the SEC an Annual Report on Form 10-K for the fiscal year ending December 31, 2008.  A copy of our Annual Report on Form 10-K has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.  The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

Householding

We are sending only one Annual Report on Form 10-K and one Proxy Statement to certain street-name stockholders who share a single address, unless we received contrary instructions from any stockholder at that address.  This practice, known as "householding," is designed to reduce our printing and postage costs.  However, if any stockholder residing at such an address wishes to receive a separate Annual Report on Form 10-K or Proxy Statement in the future, they may telephone our Corporate Secretary at (949) 480-8300 or write to him at Acacia Research Corporation, 500 Newport Center Drive, Newport Beach, California 92660.  If you are receiving multiple copies of our Annual Report on Form 10-K and Proxy Statement, you can request householding by contacting the Secretary in the same manner.

Stockholder Proposals for the 2010 Annual Meeting

Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings consistent with Rule 14a-8 promulgated under the Exchange Act.  Proposals of stockholders intended to be presented at our 2010 Annual Meeting of Stockholders must be received by us (Attention: Secretary, at our principal offices), no later than the close of business on February 19, 2010, in accordance with our Amended and Restated Bylaws, as amended, for inclusion in the proxy statement and form of proxy for that meeting.  In order for a stockholder proposal not intended to be subject to Rule 14a-8 (and thus not subject to inclusion in our proxy statement) to be considered “timely” within the meaning of Rule 14a-4 under the Exchange Act and pursuant to our Amended and Restated Bylaws, as amended, notice of any stockholder proposals must be delivered to our Secretary in writing not less than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2010 Annual Meeting, after which a proposal is untimely.  In the event that the date of the 2010 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the 2010 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2010 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2010 Annual Meeting is first made by us.  A stockholder’s notice to the Secretary must set forth for each matter proposed to be brought before the annual meeting (a) a brief description of the matter the stockholder proposes to bring before the meeting and the reasons for conducting such business at the meeting, (b) the name and address of the stockholder proposing such business, (c) the number of shares of our common stock which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

April 6, 2009	By Order of the Board of Directors,

/s/ Edward J. Treska
Edward J. Treska
Secretary

ACACIA RESEARCH CORPORATION

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MR A SAMPLE
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

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A Proposals — The Board of Directors recommends a vote FOR the nominees listed below and a vote FOR the listed proposal.

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